embecta to Showcase Phased Approach for Value Creation and Present Long Range Financial Plan at 2025 Analyst and Investor Day

PARSIPPANY, N.J., May 22, 2025 (GLOBE NEWSWIRE) -- Embecta Corp. ("embecta"; "The Company") (Nasdaq: EMBC), a global diabetes care company with a 100-year legacy in insulin delivery, will host its inaugural Analyst and Investor Day today to showcase its phased approach for value creation and present its long range financial plan (“LRP”).

"Our Investor Day will provide a comprehensive view of our roadmap for transitioning embecta to growth. We look forward to sharing how we are positioning embecta for long-term success in an evolving healthcare landscape," said Dev Kurdikar, President and Chief Executive Officer. "Today, we reiterate our commitment to maintaining our leadership in insulin injection while outlining our long term vision to transform embecta into a more broad-based medical supplies company, paving the way toward a life unlimited for all."

Strategic Priorities
embecta’s core insulin injection business has long provided a stable, recurring, and geographically diversified revenue base with an attractive margin profile. Following a successful three-year effort to establish embecta as an independent, standalone organization, the Company is currently focused on three strategic priorities aimed at positioning embecta for sustainable, long-term success:

•Strengthening the core business, which includes executing a seamless brand transition to ensure embecta’s identity resonates globally while maintaining the trust of customers. At the same time, the company is continuing to identify opportunities within its core portfolio that bolster its leadership position in injection devices.

•Expanding the Company’s product portfolio through the introduction of products that leverage embecta’s expertise in high-volume manufacturing and the strength of its global commercial channel.

•Increasing financial flexibility by generating cost savings through operational efficiencies and prioritizing debt reduction, thereby enhancing the Company’s financial agility and ability to make future investments.

Fiscal Year 2025 Financial Guidance
embecta today reaffirmed its fiscal year 2025 guidance, originally provided in conjunction with its second quarter of fiscal 2025 financial results announced on May 9, 2025.

Dollars in millions, except percentages and per share data
Reported Revenues	$1,073 - $1,090
Reported Revenue Growth (%)	(4.4)% - (2.9)%
Impact of F/X (%)	(0.8)%
Impact of Italian Payback Measure (1) (%)	0.4%
Adjusted Constant Currency Revenue Growth (%)	(4.0)% - (2.5)%
Adjusted Gross Margin (%)	62.75% - 63.75%
Adjusted Operating Margin (%)	29.75% - 30.75%
Adjusted Earnings per Diluted Share	$2.70 - $2.90
Adjusted EBITDA Margin (%)	36.25% - 37.25%

(1)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015 recorded in Revenues.

Long Range Financial Plan
embecta today announced its long range financial plan for fiscal 2025 through fiscal 2028.

Over this period, the Company expects to:
•Maintain a flattish constant currency revenue CAGR
•Achieve an adjusted operating margin of approximately 28% to 30%
•Generate approximately $600 million of cumulative free cash flow(1)
•Repay between $450 million and $500 million of debt
We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted operating margin, expected adjusted earnings per diluted share, expected adjusted EBITDA margin, expected constant currency revenue CAGR (for the LRP), and expected cumulative free cash flow as we are unable to predict with reasonable certainty, and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.

2025 Analyst and Investor Day
The Company’s inaugural Analyst and Investor day will take place live in New York City and via webcast on May 22, 2025, beginning at 9:00 a.m. EDT.

Visit InvestorDay.embecta.com to view the agenda for the event and watch the live webcast. A replay of the webcast, along with the related presentation materials, will be available on the "Events & Presentations" section of the Company's Investor Relations website following the conclusion of the event.

(1) Free cash flow defined as cash flow from operations less capital expenditures

Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans, and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes,“ “grow,” "expects," "anticipates," "estimates," "plans," "intends," “pursue,” “will,” “expands,” “opportunity,” “positioning,” “strategy,” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when discussing our fiscal 2025 financial guidance, expectations concerning our LRP, expectations for value creation, opportunities to transition into a broad-based medical supplies company, ability to increase our financial flexibility, expansion of our product portfolio, expectations related to the impact of incremental tariffs, and execution of our brand transition plan. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations; (ii) any inability to replace the services provided by Becton, Dickinson and Company (“BD”) under the transaction documents; (iii) any failure by BD to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to our customers; (v) increases in operating costs, including costs incurred from newly instituted tariffs by the U.S. government and certain foreign governments on raw materials and products, fluctuations in the cost and availability of raw materials or components used in our products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (vi) the impact of the global trade environment resulting from newly instituted tariffs causing certain foreign governments, private purchasers and others to consider transitioning away from products originating from certain countries (including the U.S.) in favor of buying “local” products; (vii) changes in reimbursement practices of governments or private payers or other cost containment measures; (viii) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (ix) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (x) any new pandemic, or any geopolitical instability, including disruptions in our operations and supply chains; (xi) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (xii) the expected benefits of the separation from BD; (xiii) risks associated with embecta’s indebtedness; (xiv) the risk that ongoing dis-synergy costs, costs of restructuring and other costs incurred in connection with the separation from BD will exceed our estimates of these costs; (xv) the risk that it will be more difficult than expected to effect embecta’s full separation from BD; (xvi) the risks related to timely and successfully completing the brand transition, including any resulting regulatory registration and license delays and interruptions in the transition of the rebranded products into commercial operations, networks, administrative operations and end-to-end product flow and user access; (xvii) expectations related to the costs, profitability, timing and the estimated financial impact of, and charges and savings associated with, the restructuring plans we announced; (xviii) risks associated with not completing strategic collaborative partnerships and acquisitions for innovative technologies, complementary product lines, and new markets; and (xix) the other risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

About embecta
embecta is a global diabetes care company that is leveraging its 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships, and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.

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